UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

_____________

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of earliest event
  reported:  July 1, 2008

                         AMR CORPORATION.                   _
(Exact name of registrant as specified in its charter)

          Delaware                                     1-8400                                      75-1825172           _
(State of Incorporation) ( Commission File Number)     (IRS Employer Identification No.)

4333 Amon Carter Blvd.      Fort Worth, Texas              76155
(Address of principal executive offices)  (Zip Code)

                     (817) 963-1234                 _
   (Registrant's telephone number)

   (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This amendment to the current report on Form 8-K filed on June 18, 2008 is being filed to update the timing and amount of accounting charges related to previously announced capacity reductions.  This amendment contains no changes to the other information provided in the initial filing.

Item 2.05  Costs Associated with Exit or Disposal Activities

On May 21, 2008, AMR Corporation (the "Company") issued a press release announcing capacity reductions and related matters as described in the press release. The Company made its determination to implement these capacity reductions in light of unprecedented high fuel costs and the other challenges facing the industry.  Further, on June 18, 2008, the Company announced that in connection with these capacity reductions, the Company anticipated that it would record non-cash accounting charges, including aircraft impairments, certain related long-lived assets, and other disposal and associated costs.

In conjunction with these capacity reductions, the Company concluded that the carrying values of its McDonnell Douglas MD-80 and the Embraer RJ-135 aircraft fleets are no longer recoverable. Consequently, during the second quarter of 2008, the Company will record a non-cash impairment charge of approximately $1.1 to $1.2 billion to write these and certain related long-lived assets down to their estimated fair value. No portion of the impairment charge will result in future cash expenditures.

Also in conjunction with the capacity reductions, the Company estimates that it will reduce its workforce commensurate with previously announced system-wide capacity reductions by December 2008.  As a result of this reduction in workforce, the Company will record a charge of approximately $75 to $100 million for severance related costs, a portion of which may be recorded in the third quarter.  All severance related costs represent cash outlays and will be incurred over a period of up to twelve months.

The Company expects to record other accounting charges relating to these capacity reductions, such as  other disposal costs and other associated costs, but cannot at this time reasonably estimate the amount and timing of these charges or the portion, if any, of these charges that would result in future cash expenditures.

Item 2.06  Material Impairments

The information set forth in Item 2.05 of this Current Report on Form 8-K is incorporated by reference into this Item 2.06.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

        AMR CORPORATION

            /s/ Kenneth W. Wimberly
           Kenneth W. Wimberly
              Corporate Secretary

Dated:  July 2, 2008